Exhibit 10.10
TEXAS CAPITAL BANCSHARES, INC.
AMENDED AND RESTATED 2006 EMPLOYEE STOCK PURCHASE PLAN
ARTICLE I
ESTABLISHMENT OF THE PLAN
    Texas Capital Bancshares, Inc. (hereinafter referred to as “Bancshares”) hereby adopts and establishes the Texas Capital Bancshares, Inc. Amended and Restated 2006 Employee Stock Purchase Plan (the “Plan”), effective January 1, 2021 (the “Effective Date”), upon the terms and conditions hereinafter stated. The Plan was originally adopted and established by Bancshares, effective February 1, 2006. This Plan amends and restates the Texas Capital Bancshares, Inc. 2006 Employee Stock Purchase Plan originally effective February 1, 2006 and as amended from time to time (the “Prior Plan”).
ARTICLE II
PURPOSE OF THE PLAN
The purpose of the Plan is to provide employees of Bancshares and its Subsidiaries (together with Bancshares referred to herein as the “Company”) with an opportunity to purchase Common Stock of Bancshares. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code, and the Plan shall be interpreted in a manner that is consistent with that intent. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.
ARTICLE III
DEFINITIONS
(a)“Account” shall mean the bookkeeping account maintained by the Company, or by a record keeper on behalf of the Company, for a Participant pursuant to Article VII(a).
(b)“Bancshares” shall have the meaning set forth in Article I.
(c)“Board” shall mean the Board of Directors of Bancshares.
(d)“Claim” means any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan.
(e)“Code” shall mean the Internal Revenue Code of 1986, as amended. References herein to any section of the Code shall also refer to any successor provision thereof.
(f)“Committee” shall mean the committee that may be appointed by the Board to administer this Plan pursuant to Article XIII.

(g)“Company” shall have the meaning set forth in Article II.
(h)“Common Stock” shall mean the common stock of Bancshares.
(i) “Compensation” shall mean an Eligible Employee’s regular earnings, overtime pay, and paid time off. Compensation also includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(a) of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: commissions, incentive compensation, bonuses, prizes, awards, housing allowances, stock option exercises, stock appreciation rights, restricted stock exercises, performance awards, auto allowances, tuition reimbursement and other forms of imputed income.
(j)“Contributions” shall mean all bookkeeping amounts credited to the Account of a Participant pursuant to Article VII(a).
(k)“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization, or other corporate event described in Section 424 of the Code.
(l)“Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.
(m)“Disqualifying Disposition” shall have the meaning set forth in Article X(c).
(n)“Effective Date” shall mean the date set forth in the preamble to the Plan.
(o)“Employee” means any person who renders services to the Company as an employee pursuant to an employment relationship with such employer.
(p)“Eligible Employee” means an Employee who is employed by Bancshares or a Subsidiary, other than an Employee (i) who has not as of the Grant Date completed at least 30 days of continuous fulltime employment with the Company, (ii) whose customary employment is for less than 20 hours per week, (iii) whose customary employment is for not more than five months in a calendar year; (iv) who immediately after an Option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Bancshares or a Subsidiary, computed in accordance with Section 423(b)(3) of the Code, or (v) who is an Ineligible Foreign Employee. Notwithstanding the foregoing, the Committee may, in its sole discretion, exclude from participation in the Plan or any Offering, Employees who are “highly compensated employees” of the Company (within the meaning of Section 414(q) of the Code) by giving such employees written or electronic notice of ineligibility prior to the commencement of such Offering.
(q)“ESPP Share Account” means an account into which Shares purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.
(r)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(s)“Exercise Date” shall mean, with respect to an Offering Period, the last Trading Day of that Offering Period.
(t)“Fair Market Value” shall mean the value of Bancshares’ Common Stock on a particular date as determined by the Committee in good faith; provided that, if the Common Stock is registered under Section 12 of the Exchange Act, the Fair Market Value of Bancshares’ Common Stock shall mean (i) the last reported sale price per share of Common Stock on such date, or (ii) in case no such sale takes place on such date, the average of the closing and asking prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq market, or (iii) if the Common Stock is not listed or admitted for trading or included for quotation, the last quote price, or (iv) if the Common Stock is not so quoted, the average of the high bid and low asked prices, in the over-the-counter market, as reported by the NASD Automatic Quotation System, or (v) if such system is no longer in use, the principal other automated quotations system that may then be in use, or (vi) if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Committee. If the relevant date is not a Trading Day, the determination shall be made as of the last Trading Day immediately prior to such date.
(u)“Grant Date” shall mean the first Trading Day of each Offering Period.
(v)“Ineligible Foreign Employee” shall mean an Employee who is a citizen or resident of a jurisdiction outside of the United States (without regard to whether the Employee is also a citizen of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) who is ineligible to participate in the Plan because (i) the grant of an Option under the Plan to such citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction, or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.
(w)“Offering Period” shall mean the sixconsecutive month period commencing on each January 1 and July 1, unless such other period is provided by the Committee in accordance with Article V.
(x)“Option” shall mean the stock option to acquire Shares granted to a Participant pursuant to Article VIII.
(y)“Option Price” shall mean the per Share exercise price of an Option as determined in accordance with Article VIII(b).
(z) “Participant” shall mean an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Article VI and has not withdrawn from the Plan or whose participation in the Plan is not terminated.

(aa)“Plan” shall mean this Texas Capital Bancshares, Inc. Amended and Restated 2006 Employee Stock Purchase Plan, as amended from time to time.
(ab)“Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16.
(ac)“Rule 16b3” shall mean Rule 16b3 promulgated under Section 16.
(ad)“Section 16” shall mean Section 16 of the Exchange Act.
(ae)“Share” shall mean a share of Common Stock.
(af)“Subscription Agreement” shall mean the written agreement (either hard copy or electronic) filed by an Eligible Employee with the Company pursuant to Article VI to participate in this Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.
(ag)“Subsidiary” or “Subsidiaries” shall mean any present or future corporation(s) which (i) would be a “subsidiary corporation” of Bancshares as that term is defined in Section 424 of the Code and is (ii) designated as a participating employer in the Plan by the Committee.
(ah)“Trading Day” shall mean a day on which public trading of securities occurs and as reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national market securities exchange or included for quotation on the Nasdaq National Market, any business day.
ARTICLE IV
ELIGIBILITY
(a)    Any person who is an Eligible Employee as of the Grant Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Article VI and the limitations imposed by Section 423(b) of the Code.
(b)    All Eligible Employees granted any Option under this Plan shall have the same rights and privileges, provided, however; that an Eligible Employee shall not be deemed to have different rights and privileges merely because the amount of Common Stock that may be purchased by such Eligible Employee under the Plan is determined on the basis of a uniform relationship to the Eligible Employee’s Compensation, or the basic or regular rate of compensation of all employees.
(c)    Notwithstanding anything else contained herein, a person who is otherwise an Eligible Employee shall not be granted any Option or other right to purchase Shares under this Plan if (i) immediately after the grant of the Option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own “stock” (as such term is defined for purposes of Section 423(b)(3) of the Code) of Bancshares or any Subsidiary or hold outstanding Options to purchase stock possessing

5% or more of the total combined voting power or value of all classes of stock of Bancshares or any Subsidiary, or (ii) such Option would permit such Eligible Employee’s rights to purchase Shares under the Plan (and under all employee stock purchase plans (described in Section 423 of the Code) of the Company) to accrue at a rate that exceeds $25,000 of the Fair Market Value (or such other maximum as may be prescribed from time to time by the Code) of such Shares (determined at the Grant Date of the Option) for each calendar year in which such Option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Code.
ARTICLE V
OFFERING PERIODS
    (a)    The Plan shall be implemented by a series of consecutive Offering Periods of six (6) months duration (or, such shorter duration as may be approved by the Committee), with new Offering Periods commencing on or about the first Trading Day following January 1 and July 1 of each year (or at such other time or times as may be determined by the Committee). The Committee shall have the power to change the duration and/or the frequency of Offering Periods (subject to the limitations set forth in Section 423 of the Code) with respect to future offerings without stockholder approval. Notwithstanding anything to the contrary contained herein, the Committee shall have the power to terminate an Offering Period at any time, even after the Offering Period has commenced, in the event it determines that continuance of the Offering Period would cause the Plan to violate any applicable law or the rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded. In the event the Committee terminates an Offering Period pursuant to this Article V, any Contributions for such Offering Period shall be refunded to the Participants for such Offering Period in cash, without interest, as soon as administratively practicable.
    (b)    An Employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such Employee is still an Eligible Employee as of the commencement of any such subsequent Offering Period.
ARTICLE VI
PARTICIPATION
(a)    An Eligible Employee may become a Participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee. To become effective, Subscription Agreements must be filed with the Committee (or such officer of the Company designated by the Committee) at least five days prior to the next occurring Grant Date, in accordance with the enrollment procedures established by the Committee and during an open trading window under, and otherwise in accordance with, the Company’s Confidentiality of Information and Securities Trading Policy and must set forth the percentage of the Eligible Employee’s Compensation (which shall not be less than 1% and not more than 10% of such Eligible Employee’s Compensation, in whole percentages only) to be credited to the Participant’s Account as Contributions for each pay period. Participation in the Plan is entirely voluntary.

Subscription Agreements shall contain the Eligible Employee’s authorization and consent to the Company’s withholding from his or her Compensation the amount of his or her Contributions. Payroll deductions shall commence on the first payroll date following the Grant Date and end on the last payroll date on or before the Exercise Date.
(b)    A Participant may change the level of his or her Contributions for the next occurring Offering Period by completing and filing with the Committee (or such officer designated by the Committee), in such form and on such terms as the Committee may prescribe, a new Subscription Agreement. The Subscription Agreement must set forth the percentage of the Eligible Employee’s Compensation (which shall not be less than 1% and not more than 10% of such Eligible Employee’s Compensation) to be credited to the Participant’s Account as Contributions for each pay period. Any such changes must be filed with the Committee (or such officer designated by the Committee) at least five days prior to the next occurring Grant Date, and during an open trading window under, and otherwise in accordance with, the Confidentiality of Information and Securities Trading Policy. Such change shall be effective as of the next occurring Grant Date. Any Subscription Agreement made pursuant to this Article VI(b) will revoke any then outstanding Subscription Agreement.
(c)    A Subscription Agreement shall automatically remain valid for subsequent Offering Periods unless the Participant (i) revokes a prior Subscription Agreement by filing a new Subscription Agreement pursuant to paragraph (b) above, (ii) withdraws participation pursuant to Article XI, or (iii) terminates employment or otherwise becomes ineligible to participate in the Plan.
ARTICLE VII
PAYMENT OF CONTRIBUTIONS
(a)    The Company shall maintain on its books, or cause to be maintained by a record keeper, an Account in the name of each Participant. The percentage of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant’s Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant’s Account as soon as administratively practicable after such date. A Participant may not make any additional payments to his or her Account. A Participant’s Account shall be reduced by any amounts used to pay the Option Price of Shares acquired, or by any other amounts distributed pursuant to the terms hereof.
(b)    Payroll deductions with respect to an Offering Period shall commence as of the first day of the payroll period which coincides with or immediately follows the applicable Grant Date and shall end on the last day of the payroll period which coincides with or immediately precedes the applicable Exercise Date, unless sooner terminated by the Participant as provided in Article VI or the Committee as provided in Article V or until a Participant’s participation terminates pursuant to Article XI.

ARTICLE VIII
GRANT OF OPTION
    (a)    On each Grant Date, each Eligible Employee who is a Participant during that Offering Period shall be granted an Option to purchase, on the applicable Exercise Date, a number of Shares determined by dividing the Participant’s Account balance as of the applicable Exercise Date by the Option Price.
(b)    The Option Price per Share of the Shares subject to an Option shall be 95% of the Fair Market Value of a Share on the applicable Exercise Date of each Offering Period. Notwithstanding the foregoing, the Committee may, in its sole discretion, prior to the Grant Date of an Offering Period, establish a different Option Price for such Option, provided that, in no event may the Option Price be less than 85% of the Fair Market Value of a Share on the Exercise Date of such Offering Period.
(c)    The maximum number of shares of Common Stock that any Participant may purchase during any Offering Period (subject to adjustment in accordance with Article XVIII and the limitations set forth in Article XXIV of the Plan) is an amount equal to $25,000 divided by the Fair Market Value of the Common Stock on the applicable Grant Date of such Offering Period; provided, however, no Participant shall be entitled to purchase shares of Common Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Section 423 of the Code) at a rate that exceeds $25,000 in Fair Market Value, determined as of the Grant Date for each Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Article VIII(c)). The Company shall have the authority to take all necessary action, including but not limited to suspending the payroll deductions of any Participant, in order to ensure compliance with this Article VIII(c).
ARTICLE IX
EXERCISE OF OPTION
Unless a Participant’s participation is terminated as provided in Article XI, his or her Option to purchase Shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant’s part, and the maximum number of Shares subject to such Option shall be purchased at the Option Price with the balance in such Participant’s Account. The Committee, in its discretion and prior to the applicable Offering Period, shall limit the purchase of fractional Shares under the Plan; provided that if any amount (which is not sufficient to purchase a whole Share) remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date: (i) such amount shall be credited to such Participant’s Account for the next Offering Period, if he or she is then a Participant; or (ii) if such Participant is not a Participant in the next Offering Period (by earlier withdrawal by the Participant in accordance with Article XI or termination of employment in accordance with Article XII), such amount shall be refunded to such Participant as soon as administratively practicable after such date.

ARTICLE X
DELIVERY OF SHARES; DESIGNATED BROKER
(a)    Subject to paragraph (b) below, as soon as administratively practicable after an Exercise Date, the Company shall electronically register the Shares purchased upon exercise of his or her Option in the name of such Participant. No stock certificate or certificates shall be issued with respect to such Shares, unless, the Participant requests delivery of the certificate or certificates by submitting a written request to the Company (or such party designed by the Company) requesting delivery of the certificates. The Company shall deliver the certificates requested by the Participant to the Participant as soon as administratively practicable following the Company’s receipt of such request.
(b)    If the Committee designates or approves a Designated Broker to hold shares purchased under the Plan for the accounts of Participants, the following procedures shall apply. Promptly following each Exercise Date, the number of Shares purchased by each Participant shall be electronically deposited into an ESPP Share Account established in the Participant’s name with the Designated Broker. A Participant shall be free to undertake a disposition of the Shares in his or her ESPP Share Account at any time, but in the absence of such a disposition, the Shares must remain in the Participant’s ESPP Share Account at the Designated Broker until the holding period set forth in Section 423 of the Code (i.e., the later of one year from the Exercise Date and two years from the Grant Date for such Shares) has been satisfied. With respect to Shares for which the holding period set forth in Section 423 of the Code have been satisfied, the Participant may move those Shares to another brokerage account of the Participant’s choosing. A Participant who is not subject to payment of U.S. income taxes may move his or her Shares to another brokerage account of his or her choosing at any time, without regard to the holding period set forth in Section 423 of the Code.
(c)    By entering the Plan, each Participant agrees to promptly give the Company notice of any Shares disposed of before the later of one year from the Exercise Date and two years from the Grant Date for such Shares (a “Disqualifying Disposition”), showing the number of such Shares disposed of and the Exercise Date and Grant Date for such Shares. This notice shall not be required if and so long as the Company has a Designated Broker and the provisions of paragraph (b) above apply. A Disqualifying Disposition by a Participant shall not affect the status of any other Option granted under the Plan.
ARTICLE XI
WITHDRAWAL
(a)    A Participant may terminate his or her Contributions during an Offering Period by completing and filing with the Committee (or such officer designated by the Committee), in such form and on such terms as the Committee may prescribe, a written or electronic withdrawal form which shall be signed by the Participant, at least 15 days before the Exercise Date. Such termination shall be effective as soon as administratively practicable after its receipt by the Committee (or such officer designated by the Committee). The accumulated payroll deductions held on behalf of a Participant in such Participant’s Account (that have not been used to purchase

Shares) shall be paid to the Participant promptly following receipt of the Participant’s election to withdraw and the Participant’s Option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Article VI(a) of the Plan.
(b)    A Participant’s election to withdraw from an Offering Period will not have any effect upon such Participant’s eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws, provided that the applicable eligibility and participation requirements are again met. Such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.
ARTICLE XII
TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS
(a)    Upon a Participant’s termination from employment with the Company for any reason or in the event that a Participant is no longer an Eligible Employee or if the Participant elects to terminate Contributions pursuant to Article VII, at any time prior to the last day of an Offering Period in which he or she participates, such Participant’s Account shall be paid to him or her in cash, or, in the event of such Participant’s death, paid to the person or persons entitled thereto under Article XIV, and such Participant’s Option for that Offering Period shall be automatically terminated.
(b)    A Participant’s termination of Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again met. A Participant’s termination from Plan participation shall be deemed to be a revocation of that Participant’s Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.
(c)    For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

ARTICLE XIII
ADMINISTRATION
(a)    The Board, or such committee of the Board as is designated by the Board to administer the Plan (the “Committee”), shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. At any time that there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.
(b)    If necessary to satisfy the requirements of Rule 16b-3, membership on the Committee shall be limited to those members of the Board who are “non-employee directors” as defined in Rule 16b3. In the event no member of the Committee is a “non-employee director” as defined in Rule 16b3, the Committee may appoint one or more of the other members of the Board to the Committee who are “non-employee directors” as defined in Rule 16b3 in substitution for the current members of the Committee for purposes of satisfying the requirements of Rule 16b-3. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.
(c)    The Committee, in its discretion, shall (i) construe and interpret the Plan, provided that it shall interpret, construe, and administer the Plan in accordance with Section 423 of the Code and the regulations issued thereunder, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, (iii) determine eligibility and adjudicate all disputed claims filed under the Plan, and (iv) take any other actions necessary or desirable for the administration of the Plan including, without limitation, adopting sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.
(d)    The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee. Notwithstanding the foregoing, to the extent necessary to satisfy the requirements of Rule 16b-3, any function relating to a Reporting Participant shall be performed solely by the Committee.
(e)    With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3, Section 423 of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant

Options that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Options.
(f)    All expenses of administering the Plan shall be borne by Bancshares.
ARTICLE XIV
DESIGNATION OF BENEFICIARY
    (a)    In the event of a Participant’s death, the Participant’s beneficiary for purposes of any Shares to be received under the Plan shall be the same beneficiary named under such Participant’s ESPP Share Account and for purposes of any cash to be received from such Participant’s Account under this Plan, shall be the same beneficiary eligible to receive any final wages to be paid by the Company following such Participant’s death. If a Participant’s death occurs subsequent to the end of an Offering Period but prior to the delivery to him or her of any Shares deliverable under the terms of this Plan, such Shares and any remaining balance of such Participant’s Account shall be paid to such beneficiary (or such other person as set forth in Article XIV(b)) as soon as administratively practicable after the Committee (or such officer designated by the Committee) receives notice of such Participant’s death and any outstanding unexercised Option shall terminate. For purposes of Section 423 and 421 of the Code, any Shares delivered pursuant to the immediately preceding sentence to the Participant’s beneficiary (or such other person as set forth in Article XIV(b)), shall be deemed to be transferred immediately to the Participant on the Participant’s death, and immediately thereafter, deemed to have been transferred by the Participant to the Participant’s beneficiary (or such other person as set forth in Article XIV(b)). If a Participant’s death occurs at any other time, the balance of such Participant’s Account shall be paid to such beneficiary (or such other person as set forth in Article XIV(b)) in cash as soon as administratively practicable after the Committee (or such officer designated by the Committee) receives notice of such Participant’s death and such Participant’s Option shall terminate. If a Participant is married and the designated beneficiary is not his or her spouse, spousal consent shall be required for such designation to be effective.
    (b)    If a Participant dies with no beneficiary under this Plan who is living at the time of such Participant’s death, the Company shall deliver all Shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Committee, in its sole discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.
ARTICLE XV
TRANSFERABILITY
Neither Contributions credited to a Participant’s Account nor any Options or rights with respect to the exercise of Options or right to receive Shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Article XIV) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be null and void and without effect and all amounts shall be paid and all shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or Shares deliverable pursuant to this Plan shall be paid or delivered only to the Participant or, in the event of the Participant’s death, to the Participant’s beneficiary pursuant to Article XIV.
ARTICLE XVI
ACCOUNTS; USE OF FUNDS; INTEREST
Bancshares shall maintain records of all Contributions for a Participant in a notional bookkeeping Account, and all Contributions from a Participant’s Compensation shall be credited to such Account but shall be deposited with the general assets of the Company, and no amounts will be held in trust. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or Contributions. No interest will be paid to any Participant or credited to his or her Account under this Plan.
ARTICLE XVII
STATEMENTS
Statements shall be provided to Participants as soon as administratively practicable following an Exercise Date. Each Participant’s statement shall set forth, as of such Exercise Date, the Participant’s Account balance immediately prior to the exercise of his or her Option, the Fair Market Value of a Share, the Option Price, the number of Shares purchased and his or her remaining Account balance, if any.
ARTICLE XVIII
ADJUSTMENTS OF AND CHANGES IN THE STOCK
    (a)    The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Shares (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, splitup, spinoff, combination, repurchase, or exchange of Common Stock or other securities of Bancshares. The Board will, in such manner and to such extent (if any) as it deems appropriate and equitable: (i) proportionately adjust any or all of: (A) the number and type of Shares (or other securities) that thereafter may be made the subject of Options; (B) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Options; (C) the Option Price of any or all outstanding Options; or (D) the securities, cash or other property deliverable upon exercise of any outstanding Options; or (ii) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for the substitution, settlement, or exchange of any or all outstanding Options or the cash, securities or property deliverable to the holder of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. In each case, no such adjustment will be made that would cause this Plan to violate Section 423 of the Code or any successor provisions. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.
    (b)    Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of Bancshares, any Offering Period then in progress will be shortened by setting a new Exercise Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Exercise Date will be before the date of Bancshares’ proposed dissolution or liquidation. Before the new Exercise Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Exercise Date and that the Participant’s Option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Article XI.
    (c)    In the event of a Corporate Transaction, each outstanding Option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the Option, the Offering Period with respect to which the Option relates will be shortened by setting a new Exercise Date on which the Offering Period will end. The new Exercise Date will occur before the date of the Corporate Transaction. Prior to the new Exercise Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Exercise Date and that the Participant’s Option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Article XI.
ARTICLE XIX
AMENDMENT OR TERMINATION
    Subject to the provisions of Section 423 of the Code (or any other applicable law, regulation, or stock exchange rule), the Committee may, in its sole discretion, amend, suspend, or terminate the Plan for any reason and at any time without notice. Stockholder approval for any amendment or modification shall not be required, except to the extent deemed necessary or advisable by the Committee or required by (i) any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded; (ii) Section 423 of the Code or (iii) any other applicable law. Except as otherwise provided by Article XVIII, no amendment, modification, or termination pursuant to this Article shall, without the written consent of the Participants, affect in any manner materially adverse to the Participants any rights or benefits of such Participants or obligations of the Company under any Option granted under this Plan prior to the effective date of such change. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once Shares have been purchased on the next Exercise Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Article XVIII). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase Shares will be returned to Participants, without interest, as soon as administratively practicable. Changes contemplated by this Article shall not be deemed to constitute changes or amendments requiring Participant consent. Notwithstanding the foregoing, the Committee shall have the right to designate from time to time the Subsidiaries, if any, whose employees may be eligible to participate in this Plan and such designation shall not constitute any amendment to this Plan requiring stockholder approval.
ARTICLE XX
NOTICES
All notices or other communications by a Participant to the Company or the Committee contemplated by the Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee at the location, or by the person, designated by the Committee for that purpose.
ARTICLE XXI
CONDITIONS UPON ISSUANCE OF SHARES
Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, any applicable state securities laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed. As a condition precedent to the exercise of any Option, if, in the opinion of counsel for the Company such a representation is required under applicable law, the Company may require any person exercising such Option to represent and warrant that the Shares subject thereto are being acquired only for investment and without any present intention to sell or distribute such Shares.
ARTICLE XXII
PLAN CONSTRUCTION
    It is the intent of the Company that transactions in and affecting Options in the case of Participants who are or may be subject to the prohibitions of Section 16 satisfy any then applicable requirements of Rule 16b3 so that such persons (unless they otherwise agree) will be entitled to the exemptive relief of Rule 16b3 in respect of those transactions and will not be subject to avoidable liability thereunder. Accordingly, this Plan shall be deemed to contain and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 with respect to Plan transactions. If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Board may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of this Plan as to such persons in the circumstances.
ARTICLE XXIII
EMPLOYEES’ RIGHTS
Nothing in this Plan (or in any agreement related to this Plan) shall confer upon any Eligible Employee or Participant any right to continue in the service or employ of the Company or constitute any contract or agreement of service or employment, or interfere in any way with the right of the Company to reduce such person’s compensation or other benefits or to terminate the services or employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related hereto shall affect any other contractual right of any Eligible Employee or Participant. No Participant shall have any rights as a stockholder until Shares have been issued in the Participant’s name following exercise of his or her Option. Subject to Article XVIII, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to the issuance of such Share certificate. Nothing in this Plan shall be deemed to create any fiduciary relationship between the Company and any Participant.
ARTICLE XXIV
COMMON STOCK AVAILABLE FOR THE PLAN
(a)    Subject to adjustment in accordance with Article XVIII, a total of 400,000 Shares of Common Stock have been reserved as authorized for issuance pursuant to the exercise of Options granted under the Plan, which is inclusive of all Shares issued under the Prior Plan prior to the Effective Date of this Plan. The Shares of Common Stock may be newly issued shares, treasury shares or shares acquired on the open market. To the extent that any Option under this Plan shall expire or be canceled, in whole or in part, then the number of Shares covered by the Option so expired or canceled may again be awarded pursuant to the provisions of this Plan.
(b)    The number of Shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No Option granted under the Plan shall permit a Participant to purchase Shares which, if added together with the total number of Shares purchased by all other Participants in such Offering, would exceed the total number of Shares remaining available under the Plan. If the Committee determines that, on a particular Exercise Date, the number of Shares with respect to which Options are to be exercised exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

ARTICLE XXV
GENERAL PROVISIONS
(a)    Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted Options under the Plan shall have equal rights and privileges with respect to the Plan.
(b)    Rights as Stockholder. A Participant will become a stockholder with respect to the Shares that are purchased pursuant to Options granted under the Plan when the Shares are transferred to the Participant’s ESPP Share Account. A Participant will have no rights as a stockholder with respect to Shares for which an election to participate in an Offering Period has been made until such Participant becomes a stockholder as provided above.
(c)    Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.
(d)    Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.
(e)    Applicable Law; Severability. This Plan and related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.
(f)    Stockholder Approval. The Plan, and (i) any increase in the number of shares of Common Stock subject to the Plan as set forth in Article XXIV or (ii) any decrease in the Option Price per share as set forth in Article VIII, shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan or any such amendment is adopted by the Board. Stockholder approval of the Plan was obtained on May 16, 2006.
(g)    Section 423 of the Code. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is intended to comply with Section 423 of the Code and is inconsistent with Section 423 of the Code or any successor provision of the Code shall without further act or amendment by the Company or the Committee be reformed to comply with the requirements of Section 423 of the Code. This Article XXV(g) shall take precedence over all other provisions in the Plan.
(h)    No Trust or Plan Funding. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company with respect to this Plan. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any Participant. No Participant, beneficiary, or other person shall have any interest in any particular assets of Bancshares, any Subsidiary or any of their affiliates by reason of an Option under the Plan.

(i)    Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan. At any time, the Company may, but is not obligated to, withhold from a Participant’s Compensation such amount as is necessary for the Company to meet applicable tax withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by such Participant.
(j)    Section 409A of the Code. The Plan is intended to be exempt from the application of Section 409A of the Code, and any ambiguities herein will be interpreted to maintain such exemption. In furtherance of the foregoing and notwithstanding any other provision in the Plan to the contrary, if the Committee determines that an Option granted under the Plan may be subject to Section 409A of the Code or that any provision of the Plan would cause an Option under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding Option granted under the Plan, or take such other action that the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Option or future Option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the Option to purchase Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that any Option to purchase Stock under the Plan is exempt from or compliant with Section 409A of the Code.
(k)    Claims. A Participant’s sole remedy for any Claim shall be against Bancshares, and no Participant shall have any claim or right of any nature against any Subsidiary or any stockholder or existing or former director, officer or Employee of Bancshares or any Subsidiary. The individuals and entities described above in this Article XXV(l) (other than Bancshares) shall be third-party beneficiaries of this Plan for purposes of enforcing the terms of this Article XXV(l).
(l)    No Liability; Indemnification. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by Bancshares in respect of any such action, determination, or interpretation to the fullest extent provided by law. Except to the extent required by any unwaiveable requirement under applicable law, no member of the Board or the Committee (and no Subsidiary) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any person claiming by and through any Participant) as a result of this Plan, or any Claim arising hereunder and, to the fullest extent permitted under applicable law, each Participant (as consideration for receiving and accepting participation in the Plan) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any Subsidiary arising out of this Plan. The termination of any such civil or criminal action or proceeding or the disposition of any such claim or demand, by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such member of the Board or Committee did not act (i) in good faith and (ii) for a purpose which such member reasonably believed to be in accordance with the intent of this Plan. Nothing herein shall be deemed to supersede or conflict with any agreement between a member of the Board or the Committee and the Company regarding Bancshares’ obligations to indemnify such member from and against certain liabilities arising from the performance of the member’s duties. Any such agreement shall govern any inconsistencies with this Article XXV(l).
    (m)    Captions and Headings. Captions and headings are given to the articles of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.
    (n)    No Effect on Other Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees of the Company, or (ii) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose.
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IN WITNESS WHEREOF, Bancshares has caused its duly authorized officers to execute this Texas Capital Bancshares, Inc. Amended and Restated 2006 Employee Stock Purchase Plan, as of November ____, 2020.
TEXAS CAPITAL BANCSHARES, INC.

By:
Name:
Title:
Signature Page to the
Texas Capital Bancshares, Inc.
Amended and Restated 2006 Employee Stock Purchase Plan
4833-9646-5323 v.7